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                                                                    EXHIBIT 9




                                                                April 30, 1998

Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713



                RE: Providentmutual Life and Annuity Company of America Providentmutual Variable Annuity Separate Account (File No. 33-65195)


Gentlemen:

I hereby consent to the use of my name in the Prospectus under the heading "Legal Matters" filed as part of the Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 33-65195) for the Providentmutual Variable Annuity Separate Account.

                                                Very truly yours,

                                                /s/ ADAM SCARAMELLA
                                                -------------------------------
                                                Adam Scaramella